Exhibit 99

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2004 RESULTS AND AGREEMENT TO REPURCHASE SERIES A

PREFERRED STOCK

-First Quarter 2004 Net Revenue and Broadcast Cash Flow

Increase 8% and 13% Respectively-

SANTA MONICA, CALIFORNIA - May 5, 2004 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2004.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). As a result of the Company’s sale of its publishing division, the financial information for all periods presented has been adjusted to reflect the publishing operations as discontinued operations in accordance with SFAS No. 144. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three Months Ended March 31,		% change
	2004	2003
Net revenue	$52,048	$48,270	8%
Operating expenses (1)	38,660	36,382	6%
Broadcast cash flow (2)	13,388	11,888	13%

EBITDA as adjusted (2)	9,375	9,462	(1)%
Free cash flow (3)	$(262)	$132	NM

Free cash flow per share	$0.00	$0.00	NM

Net loss	$(5,225)	$(6,652)	(21)%
Net loss applicable to common stockholders:
Basic and diluted	$(0.09)	$(0.08)	13%

Basic and diluted weighted average common shares outstanding	87,140,507	119,985,892

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and gain on sale of assets.
(2)	Broadcast cash flow means operating income before corporate expenses, gain on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company makes bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s results, Walter Ulloa, Chairman and Chief Executive Officer, said, “In the first quarter we posted solid revenue gains led by a double-digit increase at our radio division. Top line growth continues to be fueled by strong ratings at our television and radio divisions fueled by robust demand from advertisers seeking to reach the expanding Hispanic marketplace. Our management team remains focused on controlling costs and improving operating leverage throughout the company as we seek to maximize the cash flows generated by our diverse asset base.”

Mr. Ulloa continued, “As we enter the second quarter, we are seeing continued improvement in the advertising environment as all of our divisions are showing solid operating momentum. Supported by our motivated and professional sales teams, we are focused on closing the Hispanic media revenue gap in our markets. We remain committed to our expansion strategy and continue to explore opportunities to enhance our asset base by entering new markets or strengthening our existing clusters. With our footprint strategically positioned in the nation’s fastest growing and most densely populated U.S. Hispanic markets, we provide advertisers with a unique platform from which to tap the explosive growth of the Hispanic population.”

Financial Results

Three Months Ended March 31, 2004 Compared to

Three Months Ended March 31, 2003

(Unaudited)

	Three Months Ended March 31,
	2004	2003	% Change
Net revenue	$52,048	$48,270	8%
Operating expenses (1)	38,660	36,382	6%

Broadcast cash flow (1)	13,388	11,888	13%
Corporate expenses (2)	4,013	2,426	65%

EBITDA as adjusted (1)	9,375	9,462	(1)%
Gain on sale of assets	(1,004)	—	NM
Non-cash stock-based compensation	(40)	302	NM
Depreciation and amortization	10,787	10,854	(1)%

Operating loss	(368)	(1,694)	(78)%
Interest expense, net	(6,782)	(6,296)	8%

Loss before income tax	(7,150)	(7,990)	(11)%

Income tax benefit	2,036	1,652	23%

Loss before equity in net loss of nonconsolidated affiliates	(5,114)	(6,338)	(19)%
Equity in net loss of nonconsolidated affiliates	(111)	(49)	127%

Net loss before discontinued operations	(5,225)	(6,387)	(18)%
Loss from discontinued operations	—	(265)	NM

Net loss	$(5,225)	$(6,652)	(21)%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the three months ending March 31, 2003 reflect a net reimbursement of $1.2 million from Univision for costs related to the Univision and Hispanic Broadcasting Corporation merger.

Entravision Communications

Net revenue increased to $52.0 million for the three-month period ended March 31, 2004 from $48.3 million for the three-month period ended March 31, 2003, an increase of $3.7 million, or 8%. The overall increase came from our television and radio segments, which together accounted for $4.1 million of the increase. The increase from these segments was attributable to increased advertising sold (referred to as “inventory” in our industry), increased rates for that inventory and increased revenue due to a full three-month period of operations of our 2003 acquisitions. The overall increase in net revenue was partially offset by a decrease in revenue from our outdoor segment of $0.4 million.

Company operating expenses increased to $38.7 million for the three-month period ended March 31, 2004 from $36.4 million for the three-month period ended March 31, 2003, an increase of $2.3 million, or 6%. This increase came primarily from our television and radio segments. The increase from these segments was primarily attributable to an increase in commissions and national representation fees, news costs due to the addition or expansion of newscasts, rent expense, severance payments at our outdoor division and expenses associated with our 2003 acquisitions.

Broadcast cash flow increased to $13.4 million for the three-month period ended March 31, 2004 from $11.9 million for the three-month period ended March 31, 2003, an increase of $1.5 million, or 13%.

Corporate expenses increased to $4.0 million for the three-month period ended March 31, 2004 from $2.4 million for the three-month period ended March 31, 2003, an increase of $1.6 million. The increase was primarily attributable to a $1.5 million reimbursement from Univision in the first quarter of 2003 (offset by $0.3 million of Univision-related expenses in the first quarter of 2003) for legal and other costs associated with the third-party information request that we received in connection with the merger between Univision and Hispanic Broadcasting Corporation. The increase was also partly attributable to higher legal expenses.

EBITDA as adjusted decreased to $9.4 million for the three-month period ended March 31, 2004 from $9.5 million for the three-month period ended March 31, 2003, a decrease of $0.1 million, or 1%. Excluding the $1.2 million net reimbursement from Univision, EBITDA as adjusted increased $1.2 million, or 14%.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended March 31,
	2004	2003	% Change
Net Revenue
Television	$27,578	$25,479	8%
Radio	18,319	16,259	13%
Outdoor	6,151	6,532	(6)%

Total	$52,048	$48,270	8%

Operating Expenses (1)
Television	$18,156	$17,629	3%
Radio	13,748	12,754	8%
Outdoor	6,756	5,999	13%

Total	$38,660	$36,382	6%

Broadcast Cash Flow (1)
Television	$9,422	$7,850	20%
Radio	4,571	3,505	30%
Outdoor	(605)	533	NM

Total	$13,388	$11,888	13%

EBITDA as adjusted (1)
Corporate expenses (2)	$4,013	$2,426	65%

Total	$9,375	$9,462	(1)%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the three months ending March 31, 2003 reflect a net reimbursement of $1.2 million from Univision for costs related to the Univision and Hispanic Broadcasting Corporation merger.

Agreement to Repurchase Series A Preferred Stock

The Company also announced that it has entered into a share repurchase agreement with TSG Capital, the holder of the Company’s Series A convertible preferred stock. Under the share repurchase agreement, subject to the Company’s ability to raise financing on terms acceptable to it in its sole discretion, the Company will, during the next approximately three months, repurchase the Series A preferred stock at a small premium to its liquidation value at the time of repurchase. The average repurchase price during the repurchase period is $127.0 million. The repurchase would remove the potential uncertainty resulting from the April 2006 put option associated with the Series A preferred stock. The Company is actively pursuing alternatives for that financing, which the Company currently anticipates will consist of debt and/or preferred stock.

Entravision Communications

Guidance

With the sale of the Company’s radio assets in Fresno, California in February 2004 and the pending sale of the Company’s radio assets in Chicago, Illinois (which sale is anticipated to close during the second quarter of 2004), the Company will no longer have any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from those markets in both of the periods presented so that the comparisons between the periods will be meaningful. The amounts excluded from net revenue and operating expense for the second quarter of 2004 are estimated to be $155,000 and $159,000, respectively, and the amounts excluded from net revenue and operating expense for the second quarter of 2003 were $719,000 and $505,000, respectively.

The following is the Company’s pro forma guidance for the second quarter of 2004. Guidance may constitute a “forward-looking statement.” Please see below regarding statements which are forward looking (dollars in thousands):

	Q2 2004 pro forma	Q2 2003 pro forma	% Change
Net Revenue:
Television	$ 35,300 - $35,500	$32,368	9% - 10%
Radio	24,500 - 24,800	22,759	8% - 9%
Outdoor	8,100 - 8,300	8,302	(2)% -–%

Total net revenue	67,900 - 68,600	63,429	7% - 8%
Operating expenses	41,000 - 41,300	38,932	5% - 6%

Corporate expenses (1)	4,100 - 4,200	3,701	11% - 13%

(1)	Corporate expenses for the three months ending June 30, 2003 reflect a net reimbursement of $0.3 million from Univision for costs related to the Univision and Hispanic Broadcasting Corporation merger.

Entravision Communications Corporation will hold a conference call to discuss its first quarter 2004 on May 5, 2004 at 5:00 p.m. Eastern Standard Time. To access the conference call, please dial 212-676-5295. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 80% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest centrally programmed Spanish-language radio networks, which serves 22 markets via 57 owned and/or operated radio stations. The company’s outdoor operations consist of approximately 10,900 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

Entravision Communications

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Net revenue (including related parties of $262 and $303)	$52,048	$48,270

Expenses:
Direct operating expenses (including related parties of $2,260 and $2,298)	26,002	24,565
Selling, general and administrative expenses	12,658	11,817
Corporate expenses (including related party reimbursements of $0 and $1,500)	4,013	2,426
Gain on sale of assets	(1,004)	—
Non-cash stock-based compensation	(40)	302
Depreciation and amortization	10,787	10,854

Total operating expenses	52,416	49,964

Operating loss	(368)	(1,694)

Interest expense	(6,872)	(6,311)
Interest income	90	15

Loss before income taxes	(7,150)	(7,990)

Income tax benefit	2,036	1,652

Net loss before equity in net loss of nonconsolidated affiliates	(5,114)	(6,338)

Equity in net loss of nonconsolidated affiliates	(111)	(49)

Loss before discontinued operations	(5,225)	(6,387)

Loss from discontinued operations, net of tax $0 and $8	—	(265)

Net loss	(5,225)	(6,652)

Accretion of preferred stock redemption value	(3,031)	(2,724)

Net loss applicable to common stock	$(8,256)	$(9,376)

Net loss per share from continuing operations applicable to common stockholders	$(0.09)	$(0.08)
Net loss per share from discontinued operations	$0.00	$0.00

Net loss per share, basic and diluted	$(0.09)	$(0.08)

Weighted average common shares outstanding, basic and diluted	87,140,507	119,985,892

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Loss

(In thousands, except share and per share data)

(Unaudited)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net loss. A reconciliation of these non-GAAP measures to net loss for each of the periods presented is as follows:

	Three Months Ended March 31,
	2004	2003
Broadcast cash flow (1)	$13,388	$11,888
Corporate expenses	4,013	2,426

EBITDA as adjusted (1)	9,375	9,462
Gain on sale of assets	(1,004)	—
Non-cash stock-based compensation	(40)	302
Depreciation and amortization	10,787	10,854

Operating loss	(368)	(1,694)

Interest expense	(6,872)	(6,311)
Interest income	90	15

Loss before income tax	(7,150)	(7,990)

Income tax benefit	2,036	1,652

Loss before equity in net loss of nonconsolidated affiliates	(5,114)	(6,338)

Equity in net loss of nonconsolidated affiliates	(111)	(49)

Loss before discontinued operations	(5,225)	(6,387)
Loss from discontinued operations	—	(265)

Net loss	$(5,225)	$(6,652)

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

	Three Months Ended March 31,
	2004	2003
EBITDA as adjusted (1)	$9,375	$9,462
Net interest expense (1)	5,966	5,793
Cash paid for income taxes	275	548
Capital expenditures (2)	3,396	2,989

Free cash flow (1)	(262)	132

Capital expenditures (2)	3,396	2,989
Non-cash interest expense relating to amortization of debt finance costs	(816)	(503)

Non-cash income tax benefit	2,311	2,200
Gain on sale of assets	1,004	—
Non-cash stock-based compensation	40	(302)
Depreciation and amortization	(10,787)	(10,854)

Loss before equity in net loss of nonconsolidated affiliates	(5,114)	(6,338)

Equity in net loss of nonconsolidated affiliates	(111)	(49)

Net loss before discontinued operations	(5,225)	(6,387)
Loss from discontinued operations	—	(265)

Net loss	$(5,225)	$(6,652)

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.